Calculation of Filing Fee Tables
S-8
SCHMID Group N.V.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, EUR0.01 par value per share -- issuable under the SCHMID Group N.V. Share Incentive Plan	Other	2,500,000	$ 7.72	$ 19,300,000.00	0.0001381	$ 2,665.33
Total Offering Amounts:						$ 19,300,000.00		$ 2,665.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,665.33
Offering Note
[1]	Represents the number of Ordinary Shares issuable under the SCHMID Group N.V. Share Incentive Plan adopted by the shareholders' meeting held on May 20, 2026 (the "Plan"). The proposed maximum offering price per share, maximum aggregate offering price and registration fee are based on a price of $7.72 per Ordinary Share, which price is based, pursuant to Rules 457(c) and 457(h) under the Securities Act, on the average of the high and low prices of the Ordinary Shares as reported on the NASDAQ Global Select Market on May 22, 2026, which is a date within five business days prior to filing the registration statement. The shares registered hereby may be offered and sold pursuant to a reoffer prospectus. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall be deemed to cover any additional ordinary shares, EUR0.01 par value per share ("Ordinary Shares"), of SCHMID Group N.V. that may from time to time become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources